Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Second Quarter Results, Joint Venture
of One and Two Commerce Square And Narrows 2020 Guidance

Philadelphia, PA, July 22, 2020 - Brandywine Realty Trust (NYSE:BDN) today announced the closing of a joint venture on One and Two Commerce Square, located in Philadelphia, PA and reported its financial and operating results for the three and six-month periods ended June 30, 2020.
Management Comments
“As our economy slowly begins to open and people return to the workplace, we are continually monitoring the pandemic and its impact on the health and safety of our employees, tenants, and other stakeholders, while executing our business plan strategy,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “Our operating and financial platform remains strong and secure, we have a well-covered dividend and excellent liquidity with approximately $584 million of liquidity as of June 30, 2020, comprised of $45 million in cash and $539 million of availability under our unsecured line of credit. Regarding our 2020 business plan, we are making excellent progress, including being 99% complete with speculative revenue and mark-to-market rents achieving strong increases of 10.3% and 19.4% on a cash and accrual basis, respectively. Turning to the capital markets, we are delighted to welcome a high-quality institutional partner at Commerce Square. This transaction creates a valuable partnership with one of the world’s top real estate investors, marking their first direct office investment in downtown Philadelphia. This investment reaffirms the positive investor sentiment surrounding Philadelphia, especially among international audiences, and demonstrates the strength of Brandywine’s reputation as a best-in-class operating partner. The transaction also positions Commerce Square for continued growth, while generating $100 million of additional liquidity to accelerate the execution of our business plan. After an active second quarter, we are narrowing our current 2020 FFO guidance range from $1.37-$1.45 to $1.38-$1.44.”
Second Quarter Highlights
Financial Results

▪	Net income to common shareholders: $3.9 million, or $0.02 per share.

▪	Funds from Operations (FFO): $57.7 million, or $0.34 per share.

Portfolio Results (excluding Commerce Square)

▪	Core Portfolio: 90.7% occupied and 93.8% leased.

▪	New and Renewal Leases Signed: 401,000 square feet

▪	Rental Rate Mark-to-Market: Increased 19.4% / 10.3% on accrual/cash basis

▪	Same Store Net Operating Income: (0.1%) on an accrual basis and (0.9%) on a cash basis

▪	Tenant Retention Ratio: 37%

2020 Business Plan Revisions

▪	Same Store Net Operating Income (accrual): 0-2% as compared to previous 1-3%. The change is primarily due to reduced parking income within our Philadelphia CBD operations.

▪	Same Store Net Operating Income (cash): (2)-0% as compared to previous (1)-1%. The change is primarily due to reduced parking income within our Philadelphia CBD operations.

▪	Capital as % of Lease Revenue: 11-12% as compared to previous 12-13%.

COVID-19 Update
We continue to monitor events related to COVID-19 and are taking steps to mitigate the potential impact and risks to Brandywine. While the duration and economic impact of the COVID-19 pandemic remains unknown, as of the date of this press release, we believe that the impact of COVID-19 has been reflected in our updated 2020 business plan and earnings estimates. We will continue to assess the ongoing effects of the pandemic to our business plan, our tenants and earnings estimates.
The following is a summary of our second quarter and July consolidated cash base rent collections as of July 20, 2020:

▪	99.6% of total cash-based rent has been received from our tenants during the second quarter 2020.

▪
We have granted rent relief requests primarily to our co-working and retail tenants, totaling approximately 1.0% of annualized billings. The relief requests have substantially all been in the form of rent deferrals that are primarily being repaid in 2020 and 2021.

For July, approximately 98% of total cash-based rent has been received from our tenants which reflects 99% collection rate from our office tenants.
Recent Transaction Activity
Joint Venture Activity

▪	One and Two Commerce, Philadelphia, PA

We announced today the closing of a $600 million joint venture for One and Two Commerce Square, selling a 30% preferred equity interest to a global institutional investor for $115 million. As part of this transaction, both Brandywine and the investor have each committed to investing an additional $20 million of preferred equity in the property. The transaction is subject to the existing $222 million mortgage, and we have raised approximately $100 million in net cash proceeds as part of the transaction. Brandywine will continue in its role as Property Manager and Leasing Agent for the properties. We will record a gain on the transaction during the third quarter that we estimate to be in excess of $270 million subject to final closing settlements.
The Commerce Square complex is an entire city block fronting Market Street between 20th & 21st Streets in Center City, Philadelphia, and consists of two 40-story, identical, Trophy Class office towers, totaling 1.9 million square feet, along with a 519-space underground parking garage, and a stunning central courtyard of 30,000 square feet. The towers were designed by renowned architects, IM Pei & Partners, and have individual floorplates between 15K and 34K SF to accommodate a variety of flexible, modern workspaces, while providing unobstructed panoramic views.
2020 Finance / Capital Markets Activity

▪	We have $61.0 million outstanding on our $600.0 million unsecured revolving credit facility as of June 30, 2020.

▪	We have $44.8 million of cash and cash equivalents on-hand as of June 30, 2020.

Results for the Three and Six Month Periods Ended June 30, 2020
Net income allocated to common shares totaled $3.9 million or $0.02 per diluted share in the second quarter of 2020 compared to net income of $6.1 million or $0.03 per diluted share in the second quarter of 2019.
FFO available to common shares and units totaled $57.7 million or $0.34 per diluted share in the second quarter of 2020 as compared to $62.2 million, or $0.35 per diluted share for the second quarter of 2019. Our results for 2019 results include a gain on the sale of land totaling $1.5 million. Our second quarter 2020 payout ratio ($0.19 common share distribution / $0.34 FFO per diluted share) was 55.9%.
Net income allocated to common shares totaled $11.8 million or $0.07 per diluted share in the first six months of 2020 compared to net income of $10.5 million or $0.06 per diluted share in the first six months of 2019.
Our FFO available to common shares and units for the first six months of 2020 totaled $119.0 million or $0.68 per diluted share versus $122.3 million, or $0.69 per diluted share in the first six months of 2019.
Operating and Leasing Activity
In the second quarter of 2020, our Net Operating Income (NOI) excluding termination revenues and other income items decreased (0.1%) on an accrual basis and decreased (0.9%) on a cash basis for our 87 same store properties, which were 90.6% and 93.0% occupied on June 30, 2020 and 2019, respectively.
We leased approximately 401,000 square feet and commenced occupancy on 237,000 square feet during the second quarter of 2020. The second quarter occupancy activity includes 195,000 square feet of renewals, 32,000 square feet of new leases and 10,000 square feet of tenant expansions. We have an additional 456,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2020.
Our second quarter tenant retention ratio was 37% in our core portfolio with net negative absorption of (315,000) square feet during the second quarter of 2020. Second quarter rental rate growth increased 19.4% as our renewal rental rates increased 18.9% and our new lease/expansion rental rates increased 29.8%, all on an accrual basis.
Following the Commerce Square joint venture, our core portfolio now totals 88 properties comprising 14.4 million square feet. As of June 30, 2020, our core portfolio was 90.7% occupied and we are currently 93.8% leased (reflecting new leases commencing after June 30, 2020).
Distributions
On May 20, 2020, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that is payable on July 22, 2020 to shareholders of record as of July 8, 2020.
2020 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2020 net income guidance of $0.16 - $0.24 to $1.73 - $1.81 per diluted share and our 2020 FFO guidance of $1.37 - $1.45 to $1.38 - $1.44 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2020 FFO and earnings per diluted share:

Guidance for 2020		Range

Earnings per diluted share allocated to common shareholders	$1.73	to	$1.81
Plus: real estate depreciation, amortization	1.20		1.20
Less: gain on remeasurement of real estate	(1.55)		(1.57)

FFO per diluted share	$1.38	to	$1.44

Our 2020 FFO key assumptions include:

▪	Year-end Core Occupancy Range: 92-93%;

▪	Year-end Core Leased Range: 94-95%;

▪	Rental Rate Mark-to-Market (accrual): 17-19%;

▪	Rental Rate Mark-to-Market (cash): 8-10%;

▪	Same Store (accrual) NOI Range: 0-2%;

▪	Same Store (cash) NOI Range: (2)-0%;

▪	Speculative Revenue Target: $26.0 million, 99% achieved;

▪	Tenant Retention Rate: 52%;

▪	$0.19 per share quarterly dividend;

▪	Property Acquisition Activity: 250 King of Prussia Road, Radnor, Pennsylvania scheduled during the second half of 2020;

▪	Property Sales Activity: $18.0 million, 100% achieved;

▪	Joint Venture Activity: Sold 30% interest in a new joint venture for $115.0 million;

▪	One Development/Redevelopment Start: 3000 Market Street, Philadelphia, Pennsylvania;

▪	Share Buyback Activity: 6,248,483 shares repurchased during first quarter 2020;

▪	Annual earnings and FFO per diluted share based on 174.0 million fully diluted weighted average common shares.

2021 Earnings, Business Plan and FFO Guidance
We normally provide 2021 earnings, business plan and FFO guidance during our third quarter 2020 earnings cycle. Based on the current COVID-19 pandemic creating an uncertain business climate, we do not plan on providing our 2021 guidance during our third quarter earnings cycle, however, we plan to issue that guidance no later than our fourth quarter earnings cycle.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. Markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 172 properties and 24.1 million square feet as of June 30, 2020. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, including the supplemental financial information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
BDN management will discuss 2020 financial results and earnings guidance for fiscal 2020 on Thursday, July 23, 2020 at 9:00 a.m. Eastern Time. The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 1490094. Beginning two hours after the conference call, a taped replay of the call can be accessed through Thursday, August 6, 2020, by calling 1-855-859-2056 and entering access code 1490094. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.
Looking Ahead - Third Quarter 2020 Conference Call
We anticipate we will release our third quarter 2020 earnings on Wednesday, October 21, 2020, after the market close and will host our third quarter 2020 conference call on Thursday, October 22, 2020 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2020 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; unanticipated operating and capital costs; uninsured casualty losses and in ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2019 and our Form 10-Q for the quarter ended March 31, 2020. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2020	December 31, 2019
ASSETS
Real estate investments:
Operating properties	$3,650,521	$4,006,459
Accumulated depreciation	(957,189)	(973,318)
Right of use asset - operating leases, net	21,315	21,656
Operating real estate investments, net	2,714,647	3,054,797
Construction-in-progress	235,475	180,718
Land held for development	112,420	96,124
Prepaid leasehold interests in land held for development, net	39,389	39,592
Total real estate investments, net	3,101,931	3,371,231
Assets held for sale, net	300,483	7,349
Cash and cash equivalents	44,819	90,499
Accounts receivable, net of allowance of $0 and $284 as of June 30, 2020 and December 31, 2019, respectively	18,823	16,363
Accrued rent receivable, net of allowance of $6,844 and $7,691 as of June 30, 2020 and December 31, 2019, respectively	177,124	174,144
Investment in Real Estate Ventures	118,558	120,294
Deferred costs, net	87,811	95,560
Intangible assets, net	55,262	84,851
Other assets	117,959	115,678
Total assets	$4,022,770	$4,075,969
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$89,435	$313,812
Unsecured credit facility	61,000	—
Unsecured term loan, net	248,823	248,561
Unsecured senior notes, net	1,581,777	1,582,045
Accounts payable and accrued expenses	113,826	113,347
Distributions payable	32,747	33,815
Deferred income, gains and rent	24,984	35,284
Intangible liabilities, net	18,577	22,263
Liabilities related to assets held for sale, net	225,993	—
Lease liability - operating leases	22,655	22,554
Other liabilities	32,104	15,985
Total liabilities	$2,451,921	$2,387,666
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 170,573,159 and 176,480,095 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1,707	1,766
Additional paid-in-capital	3,135,590	3,192,158
Deferred compensation payable in common shares	17,516	16,216
Common shares in grantor trust, 1,160,689 and 1,105,542 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	(17,516)	(16,216)
Cumulative earnings	816,574	804,556
Accumulated other comprehensive loss	(9,970)	(2,370)
Cumulative distributions	(2,383,273)	(2,318,233)
Total Brandywine Realty Trust's equity	1,560,628	1,677,877
Noncontrolling interests	10,221	10,426
Total beneficiaries' equity	1,570,849	1,688,303
Total liabilities and beneficiaries' equity	$4,022,770	$4,075,969

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Rents	$132,180	$137,787	$271,384	$275,885
Third party management fees, labor reimbursement and leasing	4,061	5,148	9,015	9,103
Other	596	1,216	1,526	3,059
Total revenue	136,837	144,151	281,925	288,047
Operating expenses
Property operating expenses	33,292	38,684	70,753	78,184
Real estate taxes	16,815	16,089	33,602	31,872
Third party management expenses	2,375	2,449	5,037	4,566
Depreciation and amortization	49,743	51,667	101,781	103,111
General and administrative expenses	8,343	8,399	16,904	18,243
Total operating expenses	110,568	117,288	228,077	235,976
Gain on sale of real estate
Net gain on disposition of real estate	—	—	2,586	—
Net gain on sale of undepreciated real estate	201	250	201	1,251
Total gain on sale of real estate	201	250	2,787	1,251
Operating income	26,470	27,113	56,635	53,322
Other income (expense):
Interest income	445	553	1,020	1,078
Interest expense	(20,191)	(20,516)	(40,200)	(40,873)
Interest expense - amortization of deferred financing costs	(731)	(666)	(1,480)	(1,332)
Equity in loss of Real Estate Ventures	(2,203)	(1,491)	(4,094)	(2,849)
Net gain on real estate venture transactions	—	1,276	—	1,535
Net income before income taxes	3,790	6,269	11,881	10,881
Income tax (provision) benefit	230	(17)	226	(46)
Net income	4,020	6,252	12,107	10,835
Net income attributable to noncontrolling interests	(24)	(47)	(89)	(107)
Net income attributable to Brandywine Realty Trust	3,996	6,205	12,018	10,728
Nonforfeitable dividends allocated to unvested restricted shareholders	(93)	(93)	(224)	(212)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$3,903	$6,112	$11,794	$10,516
PER SHARE DATA
Basic income per Common Share	$0.02	$0.03	$0.07	$0.06
Basic weighted average shares outstanding	170,518,095	176,143,206	173,294,031	176,001,071
Diluted income per Common Share	$0.02	$0.03	$0.07	$0.06
Diluted weighted average shares outstanding	170,770,078	176,690,824	173,605,948	176,578,140

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$3,903	$6,112	$11,794	$10,516
Add (deduct):
Net income attributable to noncontrolling interests - LP units	14	34	67	60
Nonforfeitable dividends allocated to unvested restricted shareholders	93	93	224	212
Net gain on real estate venture transactions	—	—	—	(259)
Net gain on disposition of real estate	—	—	(2,586)	—
Depreciation and amortization:
Real property	37,194	36,532	75,547	72,138
Leasing costs including acquired intangibles	12,045	14,698	25,244	30,104
Company’s share of unconsolidated real estate ventures	4,630	4,974	9,229	10,015
Partners’ share of consolidated real estate ventures	(59)	(54)	(119)	(107)
Funds from operations	$57,820	$62,389	$119,400	$122,679
Funds from operations allocable to unvested restricted shareholders	(167)	(174)	(357)	(388)
Funds from operations available to common share and unit holders (FFO)	$57,653	$62,215	$119,043	$122,291
FFO per share - fully diluted	$0.34	$0.35	$0.68	$0.69
Weighted-average shares/units outstanding - fully diluted	171,751,712	177,672,683	174,587,582	177,560,502
Distributions paid per common share	$0.19	$0.19	$0.38	$0.38
FFO payout ratio (distributions paid per common share/FFO per diluted share)	55.9%	54.3%	55.9%	55.1%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 2nd QUARTER
(unaudited and in thousands)

Of the 94 properties owned by the Company as of June 30, 2020, a total of 87 properties ("Same Store Properties") containing an aggregate of 14.1 million net rentable square feet were owned for the entire three months ended June 30, 2020 and 2019. As of June 30, 2020, one property was recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 90.9% and 92.5% during the three-month periods ended June 30, 2020 and 2019, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2020	2019
Revenue
Rents	$113,403	$114,969
Other	274	324
Total revenue	113,677	115,293
Operating expenses
Property operating expenses	28,447	30,320
Real estate taxes	13,744	13,273
Net operating income	$71,486	$71,700
Net operating income - percentage change over prior year	(0.3)%
Net operating income, excluding net termination fees & other	$70,904	$70,992
Net operating income, excluding net termination fees & other - percentage change over prior year	(0.1)%
Net operating income	$71,486	$71,700
Straight line rents & other	(2,388)	(1,868)
Above/below market rent amortization	(1,096)	(1,378)
Amortization of tenant inducements	236	200
Non-cash ground rent	209	212
Cash - Net operating income	$68,447	$68,866
Cash - Net operating income - percentage change over prior year	(0.6)%
Cash - Net operating income, excluding net termination fees & other	$67,420	$68,012
Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	(0.9)%
	Three Months Ended June 30,
	2020	2019
Net income:	$4,020	$6,252
Add/(deduct):
Interest income	(445)	(553)
Interest expense	20,191	20,516
Interest expense - amortization of deferred financing costs	731	666
Equity in loss of Real Estate Ventures	2,203	1,491
Net gain on real estate venture transactions	—	(1,276)
Net gain on sale of undepreciated real estate	(201)	(250)
Depreciation and amortization	49,743	51,667
General & administrative expenses	8,343	8,399
Income tax provision (benefit)	(230)	17
Consolidated net operating income	84,355	86,929
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(12,869)	(15,229)
Same store net operating income	$71,486	$71,700

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – SIX MONTHS
(unaudited and in thousands)

Of the 94 properties owned by the Company as of June 30, 2020, a total of 86 properties ("Same Store Properties") containing an aggregate of 13.9 million net rentable square feet were owned for the entire six months ended June 30, 2020 and 2019. As of June 30, 2020, two properties were recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 91.6% during 2020 and 92.2% during 2019. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2020	2019
Revenue
Rents	$228,242	$227,397
Other	572	657
Total revenue	228,814	228,054
Operating expenses
Property operating expenses	58,592	61,233
Real estate taxes	26,823	25,913
Net operating income	$143,399	$140,908
Net operating income - percentage change over prior year	1.8%
Net operating income, excluding other items	$140,965	$139,561
Net operating income, excluding other items - percentage change over prior year	1.0%
Net operating income	$143,399	$140,908
Straight line rents & other	(4,024)	(3,765)
Above/below market rent amortization	(2,391)	(2,756)
Amortization of tenant inducements	494	383
Non-cash ground rent	420	427
Cash - Net operating income	$137,898	$135,197
Cash - Net operating income - percentage change over prior year	2.0%
Cash - Net operating income, excluding other items	$134,488	$133,608
Cash - Net operating income, excluding other items - percentage change over prior year	0.7%
	Six Months Ended June 30,
	2020	2019
Net income:	$12,107	$10,835
Add/(deduct):
Interest income	(1,020)	(1,078)
Interest expense	40,200	40,873
Interest expense - amortization of deferred financing costs	1,480	1,332
Equity in loss of Real Estate Ventures	4,094	2,849
Net gain on real estate venture transactions	—	(1,535)
Net gain on disposition of real estate	(2,586)	—
Net gain on sale of undepreciated real estate	(201)	(1,251)
Depreciation and amortization	101,781	103,111
General & administrative expenses	16,904	18,243
Income tax provision (benefit)	(226)	46
Consolidated net operating income	172,533	173,425
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(29,134)	(32,517)
Same store net operating income	$143,399	$140,908